Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2018, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2018.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Andrea Simpson
Investor Relations Manager	Vice President, Marketing
301.998.8265	617.684.1511
lbrady@federalrealty.com	asimpson@federalrealty.com

Federal Realty Investment Trust Announces Third Quarter 2018 Operating Results

- Reports 3.5% comparable property POI growth and raises 2018 Guidance -

ROCKVILLE, Md. (October 31, 2018) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2018. Highlights of the quarter and recent activity include:

•	Generated earnings per diluted share of $0.82 for the quarter compared to $1.47 in third quarter 2017, which included a $0.70 gain on sale of real estate.

•	Generated funds from operations available for common shareholders (FFO) per diluted share of $1.58 for the quarter compared to $1.50 in third quarter 2017.

•	Generated comparable property property operating income (POI) growth of 3.5% for the third quarter.

•
Signed leases for 447,765 sf of comparable space (469,214 sf total) in the third quarter and achieved cash basis rollover growth on those comparable spaces of 6%. Over the last four quarters, cash basis rollover growth on comparable spaces was 12%.

•
Signed a long-term lease with Splunk Inc. for 301,000 square feet of office area at 700 Santana Row, a 319,000 square foot, Class-A mixed-use office and retail building under construction at Santana Row.

•	Increased 2018 FFO per diluted share guidance range to $6.18 - $6.24.

"I couldn’t be more pleased with the way our portfolio and our team are responding to changing consumer spending preferences” said Donald C. Wood, President and Chief Executive Officer of Federal Realty. “A big part of our ability to consistently and sustainably grow earnings-this quarter is the best result we’ve ever posted- is the breadth of the product type that we acquire, build and operate in some of the strongest markets in the country. The retail and entertainment experience that we create on the ground floor is an integral part of our ability to generate revenues from office users, apartment renters and hotel guests who work, live and stay above."

Financial Results
Net income income available for common shareholders was $60.5 million and earnings per diluted share was $0.82 for third quarter 2018 versus $106.6 million and $1.47, respectively, for third quarter 2017 which included a $0.70 gain on sale of real estate. Year-to-date Federal Realty reported net income available for common shareholders of $181.4 million and earnings per diluted share of $2.47 which included a $0.14 gain on sale of real estate. This compares to net income available for common shareholders of $238.8 million and earnings per diluted share of $3.30 for the nine months ended September 30, 2017 which included a $0.97 gain on sale of real estate.
In third quarter 2018, Federal Realty generated funds from operations available for common shareholders of $117.3 million, or $1.58 per diluted share. This compares to FFO of $110.0 million, or $1.50 per diluted share, in third quarter 2017. For the nine months ended September 30, 2017, FFO was $344.6 million, or $4.66 per diluted share, compared to $324.5 million, or $4.45 per diluted share for the same nine month period in 2017.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In third quarter 2018, comparable property POI increased 3.5%. Comparable property POI represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment.
The overall portfolio was 94.8% leased as of September 30, 2018, compared to 94.9% on September 30, 2017. Federal Realty’s comparable portfolio was 95.2% leased on September 30, 2018, compared to 95.4% on September 30, 2017.
During third quarter 2018, Federal Realty signed 101 leases for 469,214 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 447,765 square feet at an average rent of $38.31 per square foot compared to the average contractual rent of $36.22 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 6%. Over the last four quarters, cash basis rollover growth on comparable spaces is 12%.

Summary of Other Quarterly Activities and Recent Developments

•
August 27, 2018 -Federal Realty announced that Splunk Inc. (NASDAQ: SPLK) signed a long-term lease for 301,000 square feet of office space in 700 Santana Row, a 319,000 square foot, Class-A mixed-use office and retail building under construction at Santana Row at the intersection of Santana Row and Olsen Drive.

Regular Quarterly Dividends
Federal Realty’s Board of Trustees declared a regular quarterly cash dividend of $1.02 per share, resulting in an indicated annual rate of $4.08 per share. The regular common dividend will be payable on January 15, 2019 to common shareholders of record as of January 2, 2019.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on January 15, 2019 to shareholders of record as of January 2, 2019.

Guidance
Federal Realty increased its 2018 guidance for FFO per diluted share to $6.18 to $6.24 and increased its 2018 earnings per diluted share guidance to $3.23 to $3.29.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2018 earnings conference call, which is scheduled for Thursday, November 1, 2018 at 10:00AM ET. To participate, please call 877-445-3230 five to ten minutes prior to the call start time and use the passcode 6491417 (required). Federal Realty will also provide an online webcast on the Company’s web site, http://www.federalrealty.com, which will remain available for 30 days following the call. A telephonic replay of the conference call will also be available through November 8, 2018 by dialing 855.859.2056; Passcode: 6491417.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 105 properties include approximately 3,000 tenants, in approximately 24 million square feet, and over 2,600 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 51 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2018, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2018.

Federal Realty Investment Trust
Consolidated Income Statements
September 30, 2018
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$223,777	$212,048	$664,834	$620,741
Other property income	5,183	5,171	12,942	10,429
Mortgage interest income	793	734	2,284	2,221
Total revenue	229,753	217,953	680,060	633,391
EXPENSES
Rental expenses	41,909	41,250	126,587	119,487
Real estate taxes	29,086	27,492	85,841	79,104
General and administrative	7,638	9,103	23,980	26,013
Depreciation and amortization	60,778	55,611	177,269	159,656
Total operating expenses	139,411	133,456	413,677	384,260
OPERATING INCOME	90,342	84,497	266,383	249,131
Other interest income	319	79	657	253
Interest expense	(28,166)	(26,287)	(82,116)	(73,952)
Loss from real estate partnerships	(1,440)	(182)	(2,693)	(296)
INCOME FROM CONTINUING OPERATIONS	61,055	58,107	182,231	175,136
Gain on sale of real estate, net	3,125	50,775	10,413	69,949
NET INCOME	64,180	108,882	192,644	245,085
Net income attributable to noncontrolling interests	(1,622)	(2,105)	(5,244)	(5,827)
NET INCOME ATTRIBUTABLE TO THE TRUST	62,558	106,777	187,400	239,258
Dividends on preferred shares	(2,010)	(177)	(6,031)	(448)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$60,548	$106,600	$181,369	$238,810
EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$0.82	$1.47	$2.47	$3.31
Weighted average number of common shares	73,400	72,091	73,100	71,983
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$0.82	$1.47	$2.47	$3.30
Weighted average number of common shares	73,408	72,206	73,136	72,110

Federal Realty Investment Trust
Consolidated Balance Sheets
September 30, 2018
	September 30,	December 31,
	2018	2017
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,665,185 and $1,639,486 of consolidated variable interest entities, respectively)	$7,256,876	$6,950,188
Construction-in-progress (including $60,937 and $43,393 of consolidated variable interest entities, respectively)	481,994	684,873
Assets held for sale	21,990	—
	7,760,860	7,635,061
Less accumulated depreciation and amortization (including $280,028 and $247,410 of consolidated variable interest entities, respectively)	(2,018,627)	(1,876,544)
Net real estate	5,742,233	5,758,517
Cash and cash equivalents	41,872	15,188
Accounts and notes receivable, net	151,403	209,877
Mortgage notes receivable, net	30,429	30,429
Investment in real estate partnerships	27,647	23,941
Prepaid expenses and other assets	292,080	237,803
TOTAL ASSETS	$6,285,664	$6,275,755
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $445,831 and $460,372 of consolidated variable interest entities, respectively)	$476,057	$491,505
Capital lease obligations	71,529	71,556
Notes payable, net	305,483	320,265
Senior notes and debentures, net	2,403,565	2,401,440
Accounts payable and accrued expenses	184,683	196,332
Dividends payable	77,809	75,931
Security deposits payable	17,698	16,667
Other liabilities and deferred credits	173,953	169,388
Total liabilities	3,710,777	3,743,084
Commitments and contingencies
Redeemable noncontrolling interests	141,448	141,157
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 73,859,280 and 73,090,877 shares issued and outstanding, respectively	741	733
Additional paid-in capital	2,946,555	2,855,321
Accumulated dividends in excess of net income	(795,649)	(749,367)
Accumulated other comprehensive loss	127	22
Total shareholders’ equity of the Trust	2,311,771	2,266,706
Noncontrolling interests	121,668	124,808
Total shareholders’ equity	2,433,439	2,391,514
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,285,664	$6,275,755

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
September 30, 2018
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$64,180	$108,882	$192,644	$245,085
Net income attributable to noncontrolling interests	(1,622)	(2,105)	(5,244)	(5,827)
Gain on sale of real estate, net (2)	(3,125)	(50,775)	(10,413)	(69,659)
Depreciation and amortization of real estate assets	54,132	48,796	157,494	139,112
Amortization of initial direct costs of leases	5,232	4,780	14,534	14,530
Funds from operations	118,797	109,578	349,015	323,241
Dividends on preferred shares (3)	(1,875)	(41)	(5,625)	(41)
Income attributable to operating partnership units	765	788	2,299	2,355
Income attributable to unvested shares	(353)	(357)	(1,139)	(1,064)
FFO	$117,334	$109,968	$344,550	$324,491
Weighted average number of common shares, diluted (3)	74,254	73,089	73,992	73,001
FFO per diluted share	$1.58	$1.50	$4.66	$4.45

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$67,800	$110,861	$208,965	$326,508
Tenant improvements and incentives	11,251	9,482	34,709	31,219
Total non-maintenance capital expenditures	79,051	120,343	243,674	357,727
Maintenance capital expenditures	4,294	8,021	10,751	17,919
Total capital expenditures	$83,345	$128,364	$254,425	$375,646

Dividends and Payout Ratios
Regular common dividends declared	$75,224	$72,503	$221,623	$213,954
Dividend payout ratio as a percentage of FFO	64%	66%	64%	66%

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$3,093	3,398	9,651	9,701
Depreciation and Amortization	(1,614)	(1,516)	(4,902)	(4,232)
Interest Expense	(622)	(564)	(1,804)	(1,997)
Net income	$857	$1,318	$2,945	$3,472

Notes:

1)	See Glossary of Terms.

2)
$7.3 million of the gain on sale of real estate for the nine months ended September 30, 2018 is related to condominium units sold at Assembly Row and Pike & Rose. $0.6 million and $3.9 million of the gains for the three and nine months ended September 30, 2017, respectively, also include gains related to Assembly Row condominium units under the percentage-of-completion method. Effective January 1, 2018, we adopted a new accounting standard related to revenue recognition, which results in a change in our revenue recognition policy for condominium sales. See Note 2 of our September 30, 2018 Form 10-Q for additional information regarding the adoption.

3)
For the three and nine months ended September 30, 2018 and 2017, dividends on our Series 1 preferred shares are not deducted in the calculation of FFO available to common shareholders, as the related shares are dilutive and included in "weighted average common shares, diluted."

4)	Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to operating partnership units."

Federal Realty Investment Trust
Market Data
September 30, 2018
	September 30,
	2018	2017
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	74,599	73,331
Market price per common share	$126.47	$124.21
Common equity market capitalization including operating partnership units	$9,434,536	$9,108,444

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$9,594,536	$9,268,444

Total debt (3)	3,256,634	3,263,462

Total market capitalization	$12,851,170	$12,531,906

Total debt to market capitalization at market price per common share	25%	26%

Fixed rate debt ratio (4):
Fixed rate debt and capital lease obligations	99%	99%
Variable rate debt	1%	1%
	100%	100%
Notes:

1)	Amounts include 739,287 and 787,962 operating partnership units outstanding at September 30, 2018 and 2017, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs from our consolidated balance sheet.

4)
Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements for both periods presented. The interest rate swap agreements expire on November 1, 2018, and thereafter, the term loan will be considered variable rate debt.

Federal Realty Investment Trust
Components of Rental Income
September 30, 2018
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(in thousands)
Minimum rents (1)
Retail and commercial	$153,923	$147,971	$459,496	$434,390
Residential	18,746	13,837	51,866	40,781
Cost reimbursements	44,044	43,602	131,779	124,997
Percentage rents	2,392	2,304	7,873	7,524
Other	4,672	4,334	13,820	13,049
Total rental income	$223,777	$212,048	$664,834	$620,741

Notes:

1)
Minimum rents include $1.4 million and $3.9 million for the three months ended September 30, 2018 and 2017, respectively, and $4.7 million and $11.3 million for the nine months ended September 30, 2018 and 2017, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $2.0 million and $0.9 million for the three months ended September 30, 2018 and 2017, respectively, and $3.8 million and $3.3 million for the nine months ended September 30, 2018 and 2017, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Comparable Property Information
September 30, 2018

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q3 include: Assembly Row - Phase 2, CocoWalk, Pike & Rose, The Point at Plaza El Segundo, The Shops at Sunset Place, Towson Residential, 700 Santana Row, and all properties acquired or disposed of from Q3 2017 to Q3 2018. Comparable Property property operating income (“Comparable Property POI”) is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	September 30,
	2018	2017
	(in thousands)
Operating Income	$90,342	$84,497
Add:
Depreciation and amortization	60,778	55,611
General and administrative	7,638	9,103
Property operating income (POI)	158,758	149,211
Less: Non-comparable POI - acquisitions/dispositions	(5,224)	(3,527)
Less: Non-comparable POI - redevelopment, development & other	(13,437)	(10,288)
Comparable Property POI	$140,097	$135,396

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	September 30,
	2018	2017	% Change
	(in thousands)
Rental income	$193,481	$190,759
Other property income	4,505	2,963
	197,986	193,722

Rental expenses	(33,030)	(33,550)
Real estate taxes	(24,859)	(24,776)
	(57,889)	(58,326)

Comparable Property POI	$140,097	$135,396	3.5%

Comparable Property POI as a percentage of total POI	88%	91%

Comparable Property - Occupancy Statistics (1)
	At September 30,
	2018	2017
GLA - comparable retail properties	21,847,000	21,866,000
Leased % - comparable retail properties	95.2%	95.4%
Occupancy % - comparable retail properties	94.1%	94.2%

Comparable Property - Summary of Capital Expenditures (2)
	Three Months Ended
	September 30,
	2018	2017
	(in thousands)
Redevelopment and tenant improvements and incentives	$26,086	$23,155
Maintenance capital expenditures	4,114	7,794
	$30,200	$30,949

Notes:
1)	See page 25 for entire portfolio occupancy statistics.
2)	See page 9 for "Summary of Capital Expenditures" for our entire portfolio.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
September 30, 2018
	As of September 30, 2018
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (5)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Rollingwood Apartments	5/1/2019	5.54%	$20,457
The Shops at Sunset Place	9/1/2020	5.62%	65,004
29th Place	1/31/2021	5.91%	4,174
Sylmar Towne Center	6/6/2021	5.39%	17,097
Plaza Del Sol	12/1/2021	5.23%	8,453
The AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	69,753
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	12,999
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,024
Subtotal			476,766
Net unamortized premium and debt issuance costs			(709)
Total mortgages payable, net			476,057		4.10%

Notes payable
Unsecured fixed rate
Term loan (2)	11/21/2019	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	4,433
Unsecured variable rate
Revolving credit facility (3)	4/20/2020	LIBOR + 0.825%	26,500
Subtotal			305,933
Net unamortized debt issuance costs			(450)
Total notes payable, net			305,483		2.90%	(6)

Senior notes and debentures
Unsecured fixed rate
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			2,419,200
Net unamortized discount and debt issuance costs			(15,635)
Total senior notes and debentures, net			2,403,565		3.76%

Total mortgages payable, notes payable, and senior notes and debentures, net			3,185,105	(4)

Capital lease obligations
Various	Various through 2106	Various	71,529		8.04%
Total debt and capital lease obligations, net			$3,256,634

Total fixed rate debt and capital lease obligations, net			$3,230,134	99%	3.83%
Total variable rate debt			26,500	1%	3.07%	(6)
Total debt and capital lease obligations, net			$3,256,634	100%	3.82%	(6)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Operational Statistics
Ratio of EBITDAre to combined fixed charges and preferred share dividends (7)	4.28x	4.14x	4.20x	4.34x

Notes:

1)
Mortgages payable does not include our share of the debt on our unconsolidated real estate partnerships. At September 30, 2018, our share was approximately $54.2 million. At September 30, 2018, our noncontrolling interests share of mortgages payable was $59.7 million.

2)
Our two interest rate swap agreements fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus, the loan is included in fixed rate debt. On August 10, 2018, we exercised our option to extend our $275.0 million term loan to November 21, 2019.

3)
The maximum amount drawn under our revolving credit facility during the three and nine months ended September 30, 2018 was $161.0 million and $177.0 million, respectively. The weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, for the three and nine months ended September 30, 2018 was 2.8% and 2.6%, respectively.

4)	The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures, is 10 years.

5)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 6.

6)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had $26.5 million outstanding on September 30, 2018. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 2. The term loan is included in fixed rate debt.

7)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2018
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2018	$1,576	$—		$1,576		0.1%	0.1%	—%
2019	6,265	295,160		301,425		9.2%	9.3%	3.0%
2020	5,616	87,093	(1)	92,709		2.8%	12.1%	3.7%	(4)
2021	3,740	277,546		281,286		8.6%	20.7%	2.9%
2022	1,522	366,323		367,845		11.2%	31.9%	3.5%
2023	1,550	330,010		331,560		10.1%	42.0%	3.9%
2024	1,333	300,000		301,333		9.2%	51.2%	4.2%
2025	904	40,000		40,904		1.3%	52.5%	3.9%
2026	688	39,886		40,574		1.2%	53.7%	6.6%
2027	573	683,600		684,173		20.9%	74.6%	3.8%
Thereafter	18,552	811,500		830,052		25.4%	100.0%	4.3%
Total	$42,319	$3,231,118		$3,273,437	(2)	100.0%
Notes:

1)
Our $800.0 million revolving credit facility matures on April 20, 2020, subject to two six-month extensions at our option. As of September 30, 2018, there was $26.5 million outstanding under this credit facility.

2)
The total debt maturities differ from the total reported on the consolidated balance sheet due to the unamortized net premium/discount and debt issuance costs on certain mortgage loans, notes payable, and senior notes as of September 30, 2018.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
September 30, 2018

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Cocowalk	Coconut Grove, FL	Shopping center redevelopment to include demolition of three story east wing of the property and construction of a 84,000 square foot 5-story office building with an additional 13,000 square feet of ground floor retail	6%-7%	$75 - $80	$19	2020
Jordan Downs Plaza (5)	Los Angeles, CA	Development of a new 113,000 square foot single-story grocery anchored neighborhood shopping center	7%	$38 - $42	$10	2020
Brick Plaza	Brick, NJ	Redevelopment and repositioning of anchor tenant and small shop spaces to transform property into a market dominant center	7%	$30	$18	2020
Bala Cynwyd	Bala Cynwyd, PA	New 87 unit apartment building to be constructed on underutilized land behind our existing shopping center	6%	$23	$1	2021
Towson Residential	Towson, MD	New 105 unit 5-story apartment building with above grade parking	7%	$20	$20	Stabilized
Willow Lawn	Richmond, VA	Demolition of small shop and mini anchor spaces to construct new 49,000 square foot anchor space to accommodate new sporting goods retailer and new 17,000 square foot building for relocation of existing tenant	7%	$11	$11	Stabilized
Del Mar Village	Boca Raton, FL	Demolition of small shop spaces and relocation of tenants to accommodate new 37,000 square foot fitness center tenant	7%	$11	$10	Stabilized
Montrose Crossing	Rockville, MD	Demolition of 10,000 square foot restaurant building to construct an 18,000 square foot multi-tenant pad building	11%	$10	$8	2019
Pike 7 Plaza	Vienna, VA	Addition of 8,300 square foot multi-tenant retail pad building	7%	$10	$8	2019
Mercer Mall	Lawrenceville, NJ	Redevelopment of recently acquired office building pre-leased to a single tenant user	7%	$9	$7	2018
Wildwood	Bethesda, MD	4,900 square foot south end building expansion and site improvements	7%	$6	$3	2019
Dedham Plaza	Dedham, MA	New 4,000 square foot pad site for restaurant tenant	9%	$2	$2	Stabilized
Willow Lawn	Richmond, VA	Conversion of vacant 5,000 square foot pad building to retail use to accommodate new 3,500 square foot fast casual restaurant tenant. Remainder of pad building to be demolished to construct new 2,200 square foot Starbucks pad site	8%	$2	$1	2019
Total Active Redevelopment projects (4)			7%	$247 - $256	$118

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

(5)	Projected cost is net of the proceeds from our New Market Tax Credit structure. See Note 3 of our September 30, 2018 Form 10-Q for additional information.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
September 30, 2018

							Projected POI Delivered
							(as a % of Total)
			Projected		Total	Costs to	For Year Ended December 31, (2)
Property (1)	Location	Opportunity	ROI (3)		Cost (4)	Date	2018	2019	Expected Opening Timeframe
					(in millions)	(in millions)

Assembly Row	Somerville, MA
Phase II		- 161,000 SF of retail - 447 residential units - 158 boutique hotel rooms	7%	(5)	$290 - 305	$286	50%	90%	- 117,000 square feet of retail has opened, remaining tenants projected to open through 2019
									- Residential building opened in September 2017 with deliveries through 3Q 2018
									- 741,500 SF Partners Healthcare office space (built by Partners) opened in 2016
									- Hotel opened in 3Q18
		- 122 for-sale condominium units	—	(6)	$81	$81			- Closings commenced 1Q 2018
Future Phases		- 2M SF of commercial	TBD		TBD
		- 826 residential units

Pike & Rose	North Bethesda, MD
Phase II		- 216,000 SF of retail - 272 residential units - 177 boutique hotel rooms	6-7%	(5)	$200 - 207	$195	60%	85%	- 182,000 square feet of retail has opened, remaining tenants projected to open through 2019

									- Residential building opened in August 2017 with deliveries through 2Q 2018
									- Hotel opened in 1Q18
		- 99 for-sale condominium units	—	(6)	$62	$62			- Closings commenced 1Q 2018
Phase III		- 212,000 SF of office	6-7%		$128 - 135	$19	—	—	- Opening projected to begin in 2021
		- 4,000 SF of retail
Future Phases		- 740,000 SF of commercial	TBD		TBD
		- 741 residential units

Santana Row	San Jose, CA
700 Santana Row		- 301,000 SF of office	7%		$205 - 215	$125	—	TBD	- Commenced construction 4Q 2016
		- 18,000 SF of retail & 1,300 parking spaces							- Opening projected to begin in 2019
									- Office 100% pre-leased
Future Phases		- 321,000 SF of commercial	TBD		TBD
		- 395 residential units
		- 1M SF of commercial across from Santana Row
Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), and projected POI percentages are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)
Percentage figures reflect (i) the projected POI (herein defined) for the stated year divided by (ii) the current projected annual stabilized POI for the Property. These percentages are projections only and we cannot give any assurances that these amounts will actually be achieved.
(3)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(4)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project.
(5)	Costs are net of expected reimbursement by third parties and land sale proceeds. Phase II total costs and costs to date include our share of the costs in the hotel.
(6)
Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; for return calculation purposes, condominiums are assumed to be sold at cost.

Federal Realty Investment Trust
Future Redevelopment Opportunities
September 30, 2018

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Escondido Promenade	Escondido, CA	Melville Mall	Huntington, NY
	Federal Plaza	Rockville, MD	Mercer Mall	Lawrenceville, NJ
	Flourtown	Flourtown, PA	Pan Am	Fairfax, VA
	Fresh Meadows	Queens, NY	Sylmar Towne Center	Sylmar, CA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Hastings Ranch Plaza	Pasadena, CA
	Bethesda Row	Bethesda, MD	Northeast	Philadelphia, PA
	Crossroads	Highland Park, IL	Riverpoint Center	Chicago, IL
	Darien	Darien, CT	The Shops at Sunset Place	South Miami, FL
	Dedham Plaza	Dedham, MA	Third Street Promenade	Santa Monica, CA
	Fourth Street	Berkeley, CA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site (3)	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 826 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include approximately 740,000 square feet of commercial-use buildings and 741 residential units.
(3)	Santana Row
Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 1 million square feet of commercial space on land we control across from Santana Row.

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$46,609		10	115,000	93%		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	228,374		17	534,000	93%	180	40,000	Giant Food	Apple / Equinox / Multiple Restaurants
Congressional Plaza	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	102,874		21	325,000	98%	194	25,000	The Fresh Market	Buy Buy Baby / Saks Fifth Avenue Off 5th / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,231		2	37,000	80%
Falls Plaza/Falls Plaza-East		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,991		10	144,000	95%		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	70,071		18	249,000	97%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Free State Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	65,050		29	264,000	96%		73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	38,102		1	119,000	100%				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,416		16	207,000	96%				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,011		19	261,000	76%		58,000	Giant Food	CVS
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	16,940		7	73,000	98%		30,000	Whole Foods
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	57,628		26	389,000	87%		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,771		26	236,000	92%		55,000	Giant Food	Petsmart / Gold's Gym / Office Depot
Montrose Crossing	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	161,844	69,753	36	364,000	89%		73,000	Giant Food	Marshalls / Old Navy / Barnes & Noble / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	85,134		29	568,000	97%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	8,617		10	92,000	100%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	29,391		25	227,000	100%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	104,445		14	298,000	96%		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	566,288		24	433,000	99%	765			iPic Theater / Porsche / H & M / REI / Pinstripes / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	47,950		13	166,000	98%				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,398		10	117,000	94%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,115		16	267,000	95%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	51,801	4,441	12	186,000	94%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	11,009	20,457	14	N/A	95%	282
Sam's Park & Shop		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,789		1	50,000	89%
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,077		12	112,000	87%		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	4,673		5	50,000	87%		11,000	Trader Joe's
Village at Shirlington	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	65,588	6,689	16	260,000	89%		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,512		12	83,000	96%		20,000	Balducci's	CVS
		Total Washington Metropolitan Area	2,027,699		451	6,226,000	94%

California
Azalea	(3)	Los Angeles-Long Beach-Anaheim, CA	107,413	40,000	22	223,000	96%				Marshalls / Ross Dress for Less / Ulta / CVS
Bell Gardens	(3)	Los Angeles-Long Beach-Anaheim, CA	99,852	12,999	29	330,000	99%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Petco / Bob's Discount Furniture

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	19,517		1	62,000	100%	12			Pottery Barn / Banana Republic
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	90,847		22	241,000	96%		32,000	Sprouts	Orchard Supply Hardware / Rite Aid / Total Wine & More
East Bay Bridge		San Francisco-Oakland-Hayward, CA	178,958		32	441,000	100%		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(3)	San Diego-Carlsbad, CA	50,038		18	298,000	99%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less
Fourth Street	(3)	San Francisco-Oakland-Hayward, CA	23,965		3	71,000	55%				CB2 / Ingram Book Group
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	22,658		15	273,000	100%				Marshalls / HomeGoods / CVS / Sears
Hermosa Avenue		Los Angeles-Long Beach-Anaheim, CA	6,225		<1	23,000	81%
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	46,333		3	179,000	73%				Marshalls / L.A. Fitness / La La Land
Jordan Downs Plaza	(7)	Los Angeles-Long Beach-Anaheim, CA	9,481		9	N/A	N/A
Kings Court	(5)	San Jose-Sunnyvale-Santa Clara, CA	11,598		8	80,000	99%		31,000	Lunardi's Super Market	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	35,844		8	98,000	86%				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(3)	Los Angeles-Long Beach-Anaheim, CA	75,854		12	108,000	100%				Target / 24 Hour Fitness / Fallas Stores
Plaza Del Sol	(3)	Los Angeles-Long Beach-Anaheim, CA	17,934	8,453	4	48,000	100%				Marshalls
Plaza Pacoima	(3)	Los Angeles-Long Beach-Anaheim, CA	50,359		18	204,000	100%				Costco / Best Buy
Plaza El Segundo / The Point	(3)	Los Angeles-Long Beach-Anaheim, CA	285,135	125,000	50	495,000	94%		66,000	Whole Foods	Anthropologie / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	935,930		45	884,000	98%	662			Crate & Barrel / H&M / Container Store / Multiple Restaurants
San Antonio Center	(5)	San Jose-Sunnyvale-Santa Clara, CA	73,905		33	376,000	97%		11,000	Trader Joe's	Walmart / Kohl's / 24 Hour Fitness
Sylmar Towne Center	(3)	Los Angeles-Long Beach-Anaheim, CA	43,531	17,097	12	148,000	92%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	80,409		2	209,000	99%				Banana Republic / Old Navy / J. Crew
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	155,917		44	652,000	99%		38,000	Walmart Neighborhood Market	Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,421,703		390	5,443,000	96%

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	81,851		46	406,000	78%				AMC / HomeGoods / Ulta / DSW
Brook 35	(3) (5)	New York-Newark-Jersey City, NY-NJ-PA	47,773	11,500	11	99,000	96%				Banana Republic / Gap / Williams-Sonoma
Darien		Bridgeport-Stamford-Norwalk, CT	54,029		9	95,000	97%	6	45,000	Stop & Shop	Equinox
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	90,960		17	404,000	100%		15,000	Island of Gold	AMC / Kohl's / Michaels
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	31,712		13	106,000	96%		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	14,127		1	36,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	29,063		15	134,000	98%		61,000	Shop Rite	A.C. Moore
Huntington		New York-Newark-Jersey City, NY-NJ-PA	47,475		21	277,000	98%				Nordstrom Rack / Bed, Bath & Beyond / Buy Buy Baby / Michaels
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	12,736		18	74,000	85%				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	90,662		21	251,000	95%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(6)	Trenton, NJ	128,070	55,492	50	530,000	97%		75,000	Shop Rite	TJ Maxx / Nordstrom Rack / Bed, Bath & Beyond / REI
The Grove at Shrewsbury	(3) (5)	New York-Newark-Jersey City, NY-NJ-PA	125,001	43,600	21	192,000	97%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Troy		New York-Newark-Jersey City, NY-NJ-PA	38,168		19	211,000	99%				Target / L.A. Fitness / Michaels
		Total NY Metro/New Jersey	791,627		262	2,815,000	95%
Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	25,895		22	265,000	88%		24,000	Acme Markets	Kohl's / L.A. Fitness / Staples
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	42,188		23	294,000	100%		45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,564		28	268,000	93%		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,979		24	156,000	99%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	22,318		21	227,000	99%		55,000	Redner's Warehouse Mkts.	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,273		29	374,000	98%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	31,619		19	288,000	89%				Marshalls / Burlington / A.C. Moore
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	15,357		17	124,000	89%		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	30,255		13	211,000	95%				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	42,898		14	251,000	100%	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	297,346		210	2,458,000	95%

New England
Assembly Row / Assembly Square Marketplace	(4)	Boston-Cambridge-Newton, MA-NH	686,630		65	878,000	98%	447	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants & Outlets
Atlantic Plaza		Boston-Cambridge-Newton, MA-NH	25,958		13	126,000	96%		64,000	Stop & Shop
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,435		15	116,000	97%		46,000	Roche Bros.	Burlington
Chelsea Commons	(8)	Boston-Cambridge-Newton, MA-NH	29,778	6,024	37	222,000	92%				Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	41,591		19	245,000	90%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	149,182		19	223,000	97%	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	18,466		17	149,000	100%		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Newton, MA-NH	15,485		15	169,000	98%		55,000	Super Stop & Shop
		Total New England	1,006,894		228	2,176,000	97%

South Florida
Cocowalk	(3) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	126,350		3	170,000	74%				Gap / Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	70,854		17	191,000	90%		44,000	Winn Dixie	CVS / L.A. Fitness
The Shops at Sunset Place	(3)	Miami-Fort Lauderdale-West Palm Beach, FL	124,302	65,004	10	523,000	75%				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	97,678		67	426,000	99%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / DSW
		Total South Florida	419,184		97	1,310,000	85%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	27,334		24	243,000	98%		16,500	Aldi	Dick's Sporting Goods / A.C. Moore
Perring Plaza		Baltimore-Columbia-Towson, MD	31,140		29	396,000	100%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	118,153	52,705	35	314,000	99%				AMC / Ulta / Old Navy / Barnes & Noble

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	17,675		4	32,000	96%
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,344		1	4,000	100%	105
White Marsh Plaza		Baltimore-Columbia-Towson, MD	25,611		7	80,000	100%		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	33,940		21	70,000	98%
		Total Baltimore	276,197		121	1,139,000	99%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	34,398		14	168,000	94%				L.A. Fitness / Ulta / Binny's / Guitar Center
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	39,057		21	278,000	87%				Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	14,653		11	140,000	99%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	120,414		17	211,000	96%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	208,522		63	797,000	93%

Other
Barracks Road		Charlottesville, VA	68,115		40	498,000	97%		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	31,755		22	266,000	95%		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Durham-Chapel Hill, NC	34,587		17	159,000	94%		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit-Warren-Dearborn, MI	19,921		20	217,000	100%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(6)	Lancaster, PA	13,716	4,907	11	127,000	98%		75,000	Giant Food
29th Place		Charlottesville, VA	40,776	4,174	15	169,000	97%				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond, VA	102,818		37	463,000	100%		66,000	Kroger	Dick's Sporting Goods / Ross Dress For Less / Gold's Gym / DSW
		Total Other	311,688		162	1,899,000	98%

Grand Total			$7,760,860	$548,295	1,984	24,263,000	95%	2,669

Notes:
(1)
The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.

(2)
Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(5)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of property subject to capital lease obligation.
(7)
On June 15, 2018, we formed a new joint venture to develop Jordan Downs Plaza, which when completed, will be an approximately 113,000 square foot grocery anchored shopping center located in Los Angeles County, California. We initially invested $34.4 million as a result of a pre-funding requirement for equity to be advanced prior to the start of construction. We own approximately 91% of the venture, and control the 9.4 acre land parcel on which the shopping center will be constructed under a long-term ground lease that expires June 15, 2093 (including two 10-year option periods which may be exercised at our option). See further discussion in the Summary of Redevelopments Opportunities schedule, as well as Note 3 of our September 30, 2018 Form 10-Q.

(8)	On August 16, 2018, we sold the residential building at our Chelsea Commons property in Chelsea, Massachusetts for a sales price of $15.0 million, resulting in a gain of $3.1 million.
(9)	This property includes interests in five buildings in addition to our initial acquisition.

Federal Realty Investment Trust
Retail Leasing Summary (1)
September 30, 2018

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2018	90	100%	447,765	$38.31	$36.22	$938,618	6%	18%	7.4	$11,600,019	$25.91	(7)
2nd Quarter 2018	99	100%	449,247	$34.75	$31.61	$1,410,856	10%	20%	7.1	$17,466,295	$38.88	(7)
1st Quarter 2018	78	100%	403,250	$31.51	$25.91	$2,258,454	22%	31%	6.7	$7,422,889	$18.41
4th Quarter 2017	80	100%	300,511	$34.75	$30.19	$1,369,494	15%	27%	6.2	$9,763,062	$32.49
Total - 12 months	347	100%	1,600,773	$34.93	$31.20	$5,977,422	12%	23%	6.9	$46,252,265	$28.89

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2018	43	48%	151,703	$43.71	$38.82	$741,449	13%	27%	9.4	$11,219,487	$73.96	(7)
2nd Quarter 2018	39	39%	203,883	$38.18	$33.13	$1,030,413	15%	28%	9.5	$16,706,322	$81.94	(7)
1st Quarter 2018	31	40%	203,038	$28.44	$19.61	$1,792,929	45%	53%	9.2	$7,127,676	$35.11
4th Quarter 2017	39	49%	158,213	$32.66	$27.27	$853,245	20%	31%	7.9	$9,545,231	$60.33
Total - 12 months	152	44%	716,837	$35.37	$29.21	$4,418,036	21%	33%	9.1	$44,598,716	$62.22

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2018	47	52%	296,062	$35.55	$34.88	$197,169	2%	13%	6.2	$380,532	$1.29
2nd Quarter 2018	60	61%	245,364	$31.90	$30.35	$380,443	5%	13%	4.7	$759,973	$3.10
1st Quarter 2018	47	60%	200,212	$34.62	$32.30	$465,525	7%	17%	4.6	$295,213	$1.47
4th Quarter 2017	41	51%	142,298	$37.07	$33.44	$516,249	11%	23%	4.6	$217,831	$1.53
Total - 12 months	195	56%	883,936	$34.57	$32.81	$1,559,386	5%	15%	5.2	$1,653,549	$1.87

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2018					101	469,214		$38.73	7.6	$12,336,651	$26.29
2nd Quarter 2018					106	474,578		$35.37	7.3	$17,912,856	$37.74
1st Quarter 2018					81	405,556		$31.69	6.7	$7,831,363	$19.31
4th Quarter 2017					91	344,768		$35.68	6.8	$10,887,204	$31.58
Total - 12 months					379	1,694,116		$35.49	7.2	$48,968,074	$28.90

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $1.7 million ($3.06 per square foot) in 3rd Quarter 2018 and $5.4 million ($9.80 per square foot) in 2nd Quarter 2018 of the Tenant Improvements & Incentives are for properties under active redevelopment and are included in the Projected Cost for those properties on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 2 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 2 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
September 30, 2018

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2018	207,000	1%	$15.35	228,000	3%	$30.83	435,000	2%	$23.46
2019	1,383,000	9%	$18.99	732,000	10%	$37.67	2,115,000	9%	$25.46
2020	1,328,000	9%	$16.95	971,000	13%	$40.68	2,299,000	10%	$26.98
2021	1,634,000	10%	$22.88	932,000	13%	$43.27	2,565,000	11%	$30.28
2022	2,092,000	13%	$18.14	979,000	14%	$42.11	3,071,000	14%	$25.78
2023	1,662,000	11%	$20.26	900,000	12%	$44.45	2,563,000	11%	$28.76
2024	1,765,000	11%	$16.58	628,000	9%	$45.50	2,393,000	11%	$24.17
2025	905,000	6%	$23.02	470,000	7%	$42.04	1,374,000	6%	$29.52
2026	573,000	4%	$26.20	364,000	5%	$45.31	938,000	4%	$33.62
2027	713,000	5%	$32.42	483,000	7%	$48.39	1,196,000	5%	$38.86
Thereafter	3,248,000	21%	$20.27	500,000	7%	$50.64	3,748,000	17%	$24.32
Total (3)	15,510,000	100%	$20.31	7,187,000	100%	$43.02	22,697,000	100%	$27.50

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2018	174,000	1%	$14.45	185,000	3%	$27.45	359,000	2%	$21.14
2019	450,000	3%	$19.84	498,000	7%	$36.99	948,000	4%	$28.85
2020	278,000	2%	$17.03	633,000	9%	$39.84	911,000	4%	$32.88
2021	402,000	3%	$26.95	560,000	8%	$46.99	962,000	4%	$38.62
2022	347,000	2%	$23.04	571,000	8%	$41.59	918,000	4%	$34.56
2023	430,000	3%	$22.27	532,000	7%	$41.66	962,000	4%	$32.99
2024	654,000	4%	$20.44	381,000	5%	$45.13	1,035,000	5%	$29.52
2025	370,000	2%	$22.55	404,000	6%	$43.03	774,000	3%	$33.25
2026	465,000	3%	$26.56	376,000	5%	$40.81	841,000	4%	$32.94
2027	694,000	4%	$19.16	470,000	6%	$45.63	1,164,000	5%	$29.84
Thereafter	11,246,000	73%	$19.84	2,577,000	36%	$45.36	13,823,000	61%	$24.60
Total (3)	15,510,000	100%	$20.31	7,187,000	100%	$43.02	22,697,000	100%	$27.50

Notes:
(1)	Anchor is defined as a tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as cash-basis excluding rent abatements) rent as of September 30, 2018.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of September 30, 2018.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
September 30, 2018

Overall Portfolio Statistics (1)	At September 30, 2018			At September 30, 2017

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	24,263,000	22,996,000	94.8%	24,063,000	22,844,000	94.9%

Residential Properties (units)	2,669	2,557	95.8%	2,084	1,972	94.6%

Comparable Property Statistics (1)	At September 30, 2018			At September 30, 2017

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (sf)	21,847,000	20,796,000	95.2%	21,866,000	20,850,000	95.4%

Residential Properties (units)	1,350	1,300	96.3%	1,350	1,317	97.6%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At September 30, 2018 leased percentage was 97.7% for anchor tenants and 88.9% for small shop tenants.
(4)	Occupied percentage was 93.7% and 93.8% at September 30, 2018 and 2017, respectively, and comparable property occupied percentage was 94.1% and 94.2% at September 30, 2018 and 2017, respectively.

Federal Realty Investment Trust
Summary of Top 25 Tenants
September 30, 2018

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A+ / A2 / NR	$18,619,000	2.65%	1,020,000	3.83%	32
2	Ahold Delhaize	BBB / Baa1 / BBB	$17,574,000	2.50%	1,036,000	3.89%	17
3	Gap, Inc., The	BB+ / Baa2 / NR	$13,393,000	1.91%	366,000	1.37%	27
4	Bed, Bath & Beyond, Inc.	BBB- / Baa2 / NR	$13,347,000	1.90%	736,000	2.76%	20
5	L.A. Fitness International LLC	B+ / B2 / NR	$10,763,000	1.53%	463,000	1.74%	11
6	Splunk, Inc.	NR / NR / NR	$10,585,000	1.51%	235,000	0.88%	1
7	CVS Corporation	BBB / Baa1 / NR	$9,320,000	1.33%	248,000	0.93%	19
8	AMC Entertainment Inc.	B / B2 / B	$7,267,000	1.04%	317,000	1.19%	6
9	Best Buy Co., Inc.	BBB / Baa1 / BBB	$6,633,000	0.95%	231,000	0.87%	5
10	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,425,000	0.92%	289,000	1.08%	6
11	Michaels Stores, Inc.	BB- / Ba2 / NR	$6,290,000	0.90%	330,000	1.24%	14
12	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	B / Ba3 / NR	$6,253,000	0.89%	198,000	0.74%	33
13	Kroger Co., The	BBB / Baa1 / BBB-	$6,066,000	0.86%	529,000	1.99%	11
14	Home Depot, Inc.	A / A2 / A	$6,014,000	0.86%	440,000	1.65%	5
15	Bank of America, N.A.	A- / A3 / A+	$5,671,000	0.81%	105,000	0.39%	23
16	DSW, Inc	NR / NR / NR	$5,534,000	0.79%	222,000	0.83%	11
17	Hudson's Bay Company (Saks, Lord & Taylor)	B / B3 / NR	$5,380,000	0.77%	220,000	0.83%	4
18	Nordstrom, Inc.	BBB+ / Baa1 / BBB+	$5,374,000	0.77%	195,000	0.73%	5
19	Ross Stores, Inc.	A- / A3 / NR	$5,269,000	0.75%	295,000	1.11%	10
20	Ulta Beauty, Inc.	NR / NR / NR	$4,812,000	0.69%	140,000	0.53%	13
21	Whole Foods Market, Inc.	A+ / Baa1 / NR	$4,772,000	0.68%	167,000	0.63%	4
22	Barnes & Noble, Inc.	NR / NR / NR	$4,459,000	0.64%	207,000	0.78%	8
23	Starbucks Corporation	BBB+ / Baa1 / BBB+	$4,244,000	0.60%	70,000	0.26%	42
24	Wells Fargo Bank, N.A.	A- / A2 / A+	$4,174,000	0.59%	52,000	0.20%	16
25	AB Acquisition LLC (Acme, Safeway)	B / B1 / NR	$4,164,000	0.59%	412,000	1.55%	7
	Totals - Top 25 Tenants		$192,402,000	27.42%	8,523,000	31.99%	350

	Total (5):		$701,805,000	(2)	26,639,000	(4)

Notes:
(1)	Credit Ratings are as of September 30, 2018. Subsequent rating changes have not been reflected.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of September 30, 2018.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
September 30, 2018

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2018. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of September 30, 2018.

	Full Year 2018 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.23	$3.29
Adjustments:
Estimated gain on sale of real estate, net	(0.14)	(0.14)
Estimated depreciation and amortization	3.09	3.09
Estimated FFO per diluted share	$6.18	$6.24

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms

EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(in thousands)
Net income	$64,180	$108,882	$192,644	$245,085
Interest expense	28,166	26,287	82,116	73,952
Other interest income	(319)	(79)	(657)	(253)
(Benefit) provision for income tax (1)	(24)	300	1,642	1,998
Depreciation and amortization	60,778	55,611	177,269	159,656
Gain on sale of real estate	(3,136)	(51,075)	(12,075)	(71,947)
Adjustments of EBITDAre of unconsolidated affiliates	1,575	276	3,213	496
EBITDAre	$151,220	$140,202	$444,152	$408,987
(1) For the periods noted above, the provision for income tax primarily relates to condominium sales gains.

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.